Exhibit 99.1

MALIBU BOATS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2017
RESULTS

Loudon, TN - September 7, 2017 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the fourth quarter and fiscal year ended June 30, 2017.
Highlights for the Fourth Quarter of Fiscal Year 2017

•	Net sales increased 12.6% to $75.1 million compared to the fourth quarter of fiscal year 2016.

•	Unit volume increased 8.9% to 1,004 boats compared to the fourth quarter of fiscal year 2016.

•	Net sales per unit increased 3.4% to $74,807 compared to the fourth quarter of fiscal year 2016, and net sales per unit in the U.S. increased 3.2% over the same period in fiscal year 2016.

•	Gross profit increased 12.4% to $20.0 million compared to the fourth quarter of fiscal year 2016.

•	Net income increased 151.0% to $10.3 million, or $0.54 per share compared to the fourth quarter of fiscal year 2016.

•	Adjusted EBITDA increased 14.4% to $15.5 million compared to the fourth quarter of fiscal year 2016.

•	Adjusted fully distributed net income increased 13.0% to $8.2 million compared to the fourth quarter of fiscal year 2016.

•
Adjusted fully distributed net income per share increased 13.2% to $0.43 per share on a fully distributed weighted average share count of 19.3 million shares of Class A Common Stock as compared to the fourth quarter of fiscal year 2016.

Highlights for Fiscal Year 2017

•	Net sales increased 11.5% to $281.9 million compared to fiscal year 2016.

•	Unit volume increased 6.9% to 3,815 boats compared to fiscal year 2016.

•	Net sales per unit increased 4.3% to $73,902 compared to fiscal year 2016, and net sales per unit in the U.S. increased 11.6% over the same period in fiscal year 2016.

•	Gross profit increased 12.3% to $75.0 million compared to fiscal year 2016.

•	Net income increased 53.1% to $31.1 million, or $1.59 per share, compared to fiscal year 2016.

•	Adjusted EBITDA increased 15.5% to $55.7 million compared to fiscal year 2016.

•	Adjusted fully distributed net income increased 17.2% to $30.0 million compared to fiscal year 2016.

•
Adjusted fully distributed net income per share increased 18.2% to $1.56 per share on a fully distributed weighted average share count of 19.3 million shares of Class A Common Stock as compared to fiscal year 2016.

Jack Springer, Chief Executive Officer, stated, "Fourth quarter and full fiscal year 2017 results were records for unit volumes, sales, net income, adjusted EBITDA, and adjusted fully distributed net income per share. Both our Malibu and Axis brands performed very well as validated by our large market share expansion. Our product, our dealers and our leadership of Malibu continue to set us apart from all our competitors.

Exhibit 99.1

Lower retail inventory levels fueled demand in fiscal year 2017 and these healthy levels continue to fuel demand in the first quarter of fiscal year 2018. The U.S. continues to more than offset weakness internationally as a result of oil and gas in Canada and currency issues in the rest of the world. On a positive note, we continue to believe the decrease in retail sales over the previous two or three years has abated and we are now showing recovery at the retail level which we believe will lead to recovery at the wholesale level.
Mr. Springer continued, “Our new product has been anticipated and now is being received very well. The 23 LSV, the performance sports boat segment’s best seller in history and every single year for the last eight years is new and will be a strong addition for Malibu. We were able to keep pricing at $79,995 on the 21 VLX introduced last year. The 21 VLX was a very high demand boat last year and retaining the pricing at the first-year introduction price point will be impactful for fiscal year 2018. Another new Malibu will be introduced for the first time in November. For Axis this year, the T22 and the A24 are both new boats we believe will perform very well. In addition, the patented, innovative Power Wedge 2 is now available on every Axis model.
Fiscal year 2017 was a record year, the best in Malibu's history on our above referenced financial and operational metrics as well as driving considerable market share gains. We have worked hard and positioned ourselves well to be able to drive increased performance in our business and are planning for another strong year in fiscal 2018.”

Exhibit 99.1

Results of Operations for the Fourth Quarter of Fiscal Year 2017

	Three months ended June 30,		Fiscal Year Ended June 30,
	2017	2016	2017	2016
	(In thousands, except unit data)
Net sales	$75,106	$66,680	$281,937	$252,965
Cost of sales	55,066	48,855	206,899	186,145
Gross profit	20,040	17,825	75,038	66,820
Operating expenses:
Selling and marketing	2,257	1,477	8,619	7,475
General and administrative	9,269	7,975	24,783	21,256
Amortization	549	548	2,198	2,185
Operating income	7,965	7,825	39,438	35,904
Other income (expense):
Other	10,673	12	10,789	76
Interest expense	(676)	(957)	(1,559)	(3,884)
Other income (expense)	9,997	(945)	9,230	(3,808)
Net income before provision for income taxes	17,962	6,880	48,668	32,096
Provision for income taxes	7,696	2,790	17,593	11,801
Net income	10,266	4,090	31,075	20,295
Net income attributable to non-controlling interest	602	486	2,717	2,253
Net income attributable to Malibu Boats, Inc.	$9,664	$3,604	$28,358	$18,042

Unit Volumes	1,004	922	3,815	3,569
Net Sales per Unit	$74,807	$72,321	$73,902	$70,878
Comparison of the Fourth Quarter Ended June 30, 2017 to the Fourth Quarter Ended June 30, 2016
Net sales for the three months ended June 30, 2017 increased $8.4 million, or 12.6%, to $75.1 million, compared to the three months ended June 30, 2016. Included in net sales for the three months ended June 30, 2017 and 2016 were net sales of $5.8 million and $5.2 million, respectively, attributable to our Australian business. Unit volume for the three months ended June 30, 2017 increased 82 units, or 8.9%, to 1,004 units compared to the three months ended June 30, 2016. The increase in units was primarily driven by demand for our new models such as the Malibu Wakesetter 21 VLX and 22 and 24 MXZs. Net sales per unit increased 3.4% to $74,807 per unit for the three months ended June 30, 2017 compared to the three months ended June 30, 2016, primarily driven by year over year price increases, a mix shift from Axis to Malibu and lower discount activity, offset by higher rebate expense associated with our new rebate program for model year 2017. Net sales per unit in the U.S., excluding sales to our Australian operations, increased 3.2% to $75,048 for the three months ended June 30, 2017 as compared to the three months ended June 30, 2016.
Cost of sales for the three months ended June 30, 2017 increased $6.2 million, or 12.7%, to $55.1 million compared to the three months ended June 30, 2016. The increase in cost of sales was driven primarily by increased volumes and higher material content and labor hours driven by the mix shift from Axis to Malibu. Included in cost of sales were $0.1 million in costs related to our engines vertical integration initiative.
Gross profit for the three months ended June 30, 2017 increased $2.2 million, or 12.4%, to $20.0 million compared to the three months ended June 30, 2016. The increase in gross profit resulted primarily from increased volumes. Gross margin for the three months ended June 30, 2017 and 2016 was 26.7%.

Exhibit 99.1

Selling and marketing expense for the three months ended June 30, 2017 increased 52.8% to $2.3 million compared to the three months ended June 30, 2016, primarily due to the timing of sponsorship events and photo shoots. As a percentage of sales, selling and marketing expenses increased 80 basis points from 2.2% for the three months ended June 30, 2016 to 3.0% for the three months ended June 30, 2017.
General and administrative expense increased $1.3 million, or 16.2%, to $9.3 million for the three months ended June 30, 2017 compared to three months ended June 30, 2016. The increase in general and administrative expenses was driven in part by an increase in acquisition related expenses tied to our acquisition of Cobalt Boats, LLC (“Cobalt”) on July 6, 2017, product development activities in connection with our engines vertical integration initiative, and higher incentive compensation offset by a decrease in legal expenses due to the prior year charge of $3.3 million related to a jury verdict rendered against us in litigation with Marine Power Holding, LLC ("Marine Power") and prior year legal expenses attributable to the MasterCraft Boat Company, LLC ("Mastercraft") litigation which was settled on May 2, 2017.
Operating income for the three month period ended June 30, 2017 increased to $8.0 million from operating income of $7.8 million for the three month period ended June 30, 2016. Net income in the fourth quarter of fiscal year 2017 increased 151.0% to $10.3 million and net income margin increased to 13.7% from 6.1% in the fourth quarter of fiscal year 2016. The increase in net income was primarily due to a decrease of $8.1 million in our tax receivable agreement liability related to tax legislation enacted during the fourth quarter of fiscal year 2017 which lowered the tax rate used to estimate the future tax benefit expected to be realized by us on increased tax basis from previous sales and exchanges of units ("LLC Units") in Malibu Boats Holdings, LLC (the "LLC") by the pre-IPO owners. Adjusted EBITDA in the fourth quarter of fiscal year 2017 increased 14.4% to $15.5 million and Adjusted EBITDA margin increased to 20.6% from 20.3% in the fourth quarter of fiscal year 2016.
Comparison of the Fiscal Year Ended June 30, 2017 to the Fiscal Year Ended June 30, 2016
Net sales for fiscal year 2017 increased $29.0 million, or 11.5%, to $281.9 million, compared to fiscal year 2016. Included in net sales for fiscal years 2017 and 2016 were net sales of $23.0 million and $20.8 million, respectively, attributable to our Australian business. Unit volume for fiscal year 2017 increased 246 units, or 6.9%, to 3,815 units compared to fiscal year 2016. The increase in units was primarily driven by demand for our new models such as the Malibu Wakesetter 21 VLX and 22 and 24 MXZs and optional features. Net sales per unit for fiscal year 2017 increased 4.3% to $73,902 compared to fiscal year 2016, primarily driven by year over year price increases, a mix shift from Axis to Malibu, and lower discount activity, offset by higher rebate expense associated with our new rebate program for model year 2017. Net sales per unit in the U.S., excluding sales to our Australian operations, increased 3.6% to $73,878 for fiscal year 2017 as compared to fiscal year 2016.
Cost of sales for fiscal year 2017 increased $20.8 million, or 11.1%, to $206.9 million compared to fiscal year 2016. The increase in cost of sales was primarily driven by increased volumes, higher material content and labor hours driven by the mix shift from Axis to Malibu as well as higher warranty expense. Included in cost of sales were $0.3 million in costs related to our engines vertical integration initiative.
Gross profit for fiscal year 2017 increased $8.2 million, or 12.3%, compared to fiscal year 2016. The increase in gross profit resulted primarily from higher volumes. Gross margin for fiscal year 2017 increased 20 basis points to 26.6% compared to fiscal year 2016 due primarily to lower material cost margin, offset partially by higher labor and warranty expenses.
Selling and marketing expense for fiscal year 2017 increased $1.1 million, or 15.3%, to $8.6 million compared to fiscal year 2016 primarily due to increased payroll, commissions and related costs attributable to additional headcount. As a percentage of sales, sales and marketing expense increased 10 basis points from 3.0% for fiscal year 2016 to 3.1% for fiscal year 2017. General and administrative expense for fiscal year 2017 increased $3.5 million, or 16.6%, to $24.8 million compared to fiscal year 2016. The increase in general and administrative expenses was driven in part by an increase in acquisition related expenses tied to our acquisition of Cobalt on July 6, 2017, product development activities in connection with our engines vertical integration initiative, increased legal expenses for our Mastercraft litigation which was settled in the fourth quarter in fiscal year 2017, and higher incentive compensation, offset by a $1.1 million reduction in the Marine Power litigation judgment following a

Exhibit 99.1

court verdict in the second quarter of fiscal year 2017 and lower stock compensation expense associated, in part, with share-based equity awards granted in the second quarter of fiscal year 2016.
Operating income for fiscal year 2017 increased to $39.4 million from operating income of $35.9 million for fiscal year 2016. Net income for fiscal year 2017 increased 53.1% to $31.1 million, and net income margin increased to 11.0% from 8.0% for fiscal year 2016. The increase in net income was primarily due to a decrease of $8.1 million in our tax receivable agreement liability related to tax legislation enacted during the fourth quarter of fiscal year 2017 which lowered the tax rate used to estimate the future tax benefit expected to be realized by us on increased tax basis from previous sales and exchanges of LLC Units by the pre-IPO owners. Adjusted EBITDA for fiscal year 2017 increased 15.5% to $55.7 million, and Adjusted EBITDA margin increased to 19.8% from 19.1% for fiscal year 2016.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss the fourth quarter of fiscal year 2017 results today, September 7, 2017, at 8:30 a.m. Eastern Daylight Time. Investors and analysts can participate on the conference call by dialing (855) 433-0928 or (484) 756-4263 and using Conference ID #73676710. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.malibuboats.com. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.

Based in Loudon, Tennessee, Malibu Boats is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport boats, sterndrive and outboard boats. Malibu Boats has the #1 market share position in the United States in the performance sport boat category through its Malibu and Axis Wake Research brands. Also, after Malibu Boats’ recent acquisition of Cobalt Boats, LLC, Malibu Boats also has the #1 market share position in the United States in the 24’ - 29’ segment of the sterndrive category. Since inception in 1982, Malibu Boats has been a consistent innovator in the powerboat industry, designing products that appeal to an expanding range of recreational boaters and water sports enthusiasts whose passion for boating and water sports is a key aspect of their lifestyle.
Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statement in this press release regarding the expected demand and acceptance for our new model year 2018 offerings.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the successful integration of Cobalt into our business, general industry, economic and business conditions, demand for our products, the success of our engines integration strategy, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, the successful introduction of our new products, and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in

Exhibit 99.1

assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Exhibit 99.1

Use and Definition of Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including certain professional fees, litigation related expenses, acquisition related expenses, non-cash compensation expense, expenses related to our engine development initiative and adjustments to our tax receivable agreement liability. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate the company’s operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structures, and non-recurring or non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC Units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in the LLC, and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC Units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin, and of our net income attributable to Malibu Boats, Inc. to Adjusted Fully Distributed Net Income is provided under "Reconciliation of Non-GAAP Financial Measures".

Investor Contacts

Malibu Boats, Inc.
Wayne Wilson
Chief Financial Officer
(865) 458-5478

Zac Lemons

Exhibit 99.1

Investor Relations
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands, except share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2017	2016	2017	2016
Net sales	$75,106	$66,680	$281,937	$252,965
Cost of sales	55,066	48,855	206,899	186,145
Gross profit	20,040	17,825	75,038	66,820
Operating expenses:
Selling and marketing	2,257	1,477	8,619	7,475
General and administrative	9,269	7,975	24,783	21,256
Amortization	549	548	2,198	2,185
Operating income	7,965	7,825	39,438	35,904
Other income (expense):
Other	10,673	12	10,789	76
Interest expense	(676)	(957)	(1,559)	(3,884)
Other income (expense)	9,997	(945)	9,230	(3,808)
Net income before benefit for income taxes	17,962	6,880	48,668	32,096
Income tax provision	7,696	2,790	17,593	11,801
Net income	10,266	4,090	31,075	20,295
Net income attributable to non-controlling interest	602	486	2,717	2,253
Net income attributable to Malibu Boats, Inc.	$9,664	$3,604	$28,358	$18,042

Comprehensive income:
Net income	$10,266	$4,090	$31,075	$20,295
Other comprehensive income (loss), net of tax:
Change in cumulative translation adjustment	91	(427)	469	(390)
Other comprehensive income (loss)	91	(427)	469	(390)
Comprehensive income	10,357	3,663	31,544	19,905
Less: comprehensive income attributable to non-controlling interest	605	435	2,758	2,214
Comprehensive income attributable to Malibu Boats, Inc.	$9,752	$3,228	$28,786	$17,691

Weighted average shares outstanding used in computing net income per share:
Basic	17,948,213	17,833,079	17,846,894	17,934,580
Diluted	18,036,324	17,864,428	17,951,332	17,985,427
Net income available to Class A Common Stock per share:
Basic	$0.54	$0.21	$1.59	$1.01
Diluted	$0.53	$0.20	$1.58	$1.00

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	June 30, 2017	June 30, 2016
Assets
Current assets
Cash	$32,822	$25,921
Trade receivables, net	9,846	14,690
Inventories, net	23,835	20,431
Prepaid expenses and other current assets	2,470	2,707
Income tax receivable	1,111	965
Total current assets	70,084	64,714
Property and equipment, net	24,123	17,813
Goodwill	12,692	12,470
Other intangible assets, net	9,597	11,703
Deferred tax assets [1]	107,088	115,594
Other assets	79	32
Total assets	$223,663	$222,326
Liabilities
Current liabilities
Current maturities of long-term debt	$—	$8,000
Accounts payable	12,722	16,158
Accrued expenses	21,616	19,055
Income tax and distribution payable	515	427
Payable pursuant to tax receivable agreement, current portion	4,332	4,189
Total current liabilities	39,185	47,829
Deferred tax liabilities	552	685
Other liabilities	328	1,136
Payable pursuant to tax receivable agreement, less current portion	77,959	89,561
Long-term debt, less current maturities	53,403	63,086
Total liabilities	171,427	202,297
Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 17,937,687 shares issued and outstanding as of June 30, 2017; 17,690,874 shares issued and outstanding as of June 30, 2016	179	176
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 19 shares issued and outstanding as of June 30, 2017; 23 shares issued and outstanding as of June 30, 2016	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of June 30, 2017; no shares issued and outstanding as of June 30, 2016	—	—
Additional paid in capital [1]	50,836	45,947
Accumulated other comprehensive loss	(2,002)	(2,471)
Accumulated earnings (deficit)	151	(28,302)
Total stockholders' equity attributable to Malibu Boats, Inc.	49,164	15,350
Non-controlling interest	3,072	4,679
Total stockholders’ equity [1]	52,236	20,029
Total liabilities and stockholders' equity	$223,663	$222,326
1 For fiscal year 2016, we identified an immaterial error related to the understatement of deferred tax assets and paid in capital attributable to a book to tax difference in our investment in the LLC. The correction of this error resulted in an increase in deferred tax assets of $1,796 with a corresponding increase for the same amount in additional paid in capital within stockholder's equity on the audited consolidated balance sheet as of June 30, 2016.

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited):
The following table sets forth a reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2017	2016	2017	2016
Net income	$10,266	$4,090	$31,075	$20,295
Income tax provision	7,696	2,790	17,593	11,801
Interest expense	676	957	1,559	3,884
Depreciation	1,506	890	4,550	3,339
Amortization	549	548	2,198	2,185
Professional fees and litigation settlements [1]	(2,107)	489	1,038	1,111
Marine Power litigation judgment [2]	237	3,268	(1,093)	3,268
Acquisition related expenses [3]	3,056	—	3,056	401
Stock-based compensation expense [4]	326	483	1,396	1,947
Engine development [5]	1,399	—	2,489	—
Adjustment to tax receivable agreement liability [6]	(8,140)	—	(8,140)	—
Adjusted EBITDA	$15,464	$13,515	$55,721	$48,231
Adjusted EBITDA Margin	20.6%	20.3%	19.8%	19.1%

(1)
Represents legal and advisory fees related to our litigation with Mastercraft offset by the settlement received from them in connection with the Mastercraft Settlement and License Agreement entered into on May 2, 2017.

(2)
Represents a charge recorded in fiscal year 2016 related to a judgment rendered against us in connection with a lawsuit by Marine Power, a former engine supplier, on August 18, 2016 and the reduction of that charge to $2.2 million, the amount ultimately settled and paid in the fourth quarter of fiscal year 2017.

(3)
Represents legal, professional, and advisory fees incurred in connection with our acquisition of Cobalt, which was completed on July 6, 2017. Fiscal year 2016 included legal and advisory fees as well as other acquisition related costs.

(4)
Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(5)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(6)
Represents a decrease in the estimated tax receivable agreement liability stemming from tax legislation enacted during the fourth quarter of fiscal 2017 which reduced the tax rate applied in computing the future benefit expected to be realized by us on increased tax basis from previous sales and exchanges of LLC Units by the pre-IPO owners.

Exhibit 99.1

Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2017	2016	2017	2016
Reconciliation of numerator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income attributable to Malibu Boats, Inc.	$9,664	$3,604	$28,358	$18,042
Income tax provision	7,696	2,790	17,593	11,801
Professional fees and litigation settlements [1]	(2,107)	489	1,038	1,111
Marine Power litigation judgment [2]	237	3,268	(1,093)	3,268
Acquisition related expenses [3]	3,056	—	3,056	401
Fair value adjustment for interest rate swap [4]	29	178	(912)	863
Stock-based compensation expense [5]	326	483	1,396	1,947
Engine development [6]	1,399	—	2,489	—
Adjustment to tax receivable agreement liability [7]	(8,140)	—	(8,140)	—
Net income attributable to non-controlling interest [8]	602	486	2,717	2,253
Fully distributed net income before income taxes	12,762	11,298	46,502	39,686
Income tax expense on fully distributed income before income taxes [9]	4,531	4,011	16,508	14,089
Adjusted Fully Distributed Net Income	$8,231	$7,287	$29,994	$25,597

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2017	2016	2017	2016
Reconciliation of denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock (Unaudited):
Weighted average shares outstanding of Class A Common Stock used for basic net income per share:	17,945,998	17,833,079	17,844,774	17,934,580
Adjustments to weighted average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [10]	1,260,627	1,404,923	1,338,907	1,407,311
Weighted-average unvested restricted stock awards issued to management [11]	134,744	75,634	112,859	48,466
Adjusted weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	19,341,369	19,313,636	19,296,540	19,390,357
The following table shows the reconciliation of net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (certain totals for table below will not sum exactly due to rounding):

Exhibit 99.1

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2017	2016	2017	2016
Net income available to Class A Common Stock per share	$0.54	$0.21	$1.59	$1.01
Impact of adjustments:
Income tax provision	0.43	0.16	0.99	0.66
Professional fees and litigation settlements [1]	(0.12)	0.03	0.06	0.06
Marine Power litigation judgment [2]	0.01	0.18	(0.06)	0.18
Acquisition related expenses [3]	0.17	—	0.17	0.02
Fair value adjustment for interest rate swap [4]	—	0.01	(0.05)	0.05
Stock-based compensation expense [5]	0.02	0.03	0.08	0.11
Engine development [6]	0.08	—	0.14	—
Adjustment to tax receivable agreement liability [7]	(0.45)	—	(0.46)	—
Net income attributable to non-controlling interest [8]	0.03	0.03	0.15	0.13
Fully distributed net income per share before income taxes	0.71	0.65	2.61	2.21
Impact of income tax expense on fully distributed income before income taxes [9]	(0.26)	(0.22)	(0.92)	(0.79)
Impact of increased share count [12]	(0.02)	(0.05)	(0.13)	(0.11)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$0.43	$0.38	$1.56	$1.32

(1)
Represents legal and advisory fees related to our litigation with Mastercraft offset by the settlement received from them in connection with the Mastercraft Settlement and License Agreement entered into on May 2, 2017.

(2)
Represents a charge recorded in fiscal year 2016 related to a judgment rendered against us in connection with a lawsuit by Marine Power, a former engine supplier, on August 18, 2016 and the reduction of that charge to $2.2 million, the amount ultimately settled and paid in the fourth quarter of fiscal year 2017.

(3)
Represents legal, professional, and advisory fees incurred in connection with our acquisition of Cobalt, which was completed on July 6, 2017. Fiscal year 2016 included legal and advisory fees as well as other acquisition related costs.

(4)	Represents the change in the fair value of our interest rate swap entered into on July 1, 2015.
(5)
Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(6)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(7)
Represents a decrease in the estimated tax receivable agreement liability stemming from tax legislation enacted during the fourth quarter of fiscal 2017 which reduced the tax rate applied in computing the future benefit expected to be realized by us on increased tax basis from previous sales and exchanges of LLC Units by the pre-IPO owners.

(8)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(9)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 35.5% of income before income taxes for the fiscal years ended June 30, 2017 and 2016, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate is based on the federal statutory rate plus a blended state rate adjusted for deductions under Section 199 of the Internal Revenue Code of 1986, as amended, state taxes attributable to the LLC, and foreign income taxes attributable to our Australian based subsidiary.

(10)	Represents the weighted average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(11)
Represents the weighted average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.

(12)
Reflects impact of increased share counts assuming the exchange of all weighted average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted average unvested restricted stock awards included in outstanding shares granted to members of management.